Exhibit 11.2

AUDIT COMMITTEE CHARTER

1.             MISSION STATEMENT

The Audit Committee (the “Committee”) will assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal control, the audit process, and the company’s process for monitoring compliance with laws and regulations and with the Code of Ethical Conduct. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the company’s business, operations, and risks.

The function of the Committee is oversight and while it has the responsibilities and powers set forth in this charter, it is neither the duty of the Committee to plan or to conduct audits or to determine that the company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles, nor to maintain internal controls and procedures.

2.             POWERS

The Board authorizes the Audit Committee, within the scope of its responsibilities, to:

•      Perform activities within the scope of its charter.

•      Engage independent counsel and other advisers as it deems necessary to carry out its duties.

•      Set and pay the compensation for any advisors it employs.

•      Ensure the attendance of company officers at meetings as appropriate.

•      Have unrestricted access to members of management, employees and relevant information.

•      Communicate directly with the internal and external auditors.

3.             COMPOSITION

•      The Audit Committee shall be formed of a minimum of three members, each of which shall be a director not holding a management function.

•      Each member shall provide a useful contribution to the Committee.

•      All members shall be independent of management.

•      All members must be financially literate.

•      The chairperson of the Audit Committee shall be appointed by the Board from time to time.

•      The term of the mandate of each member shall be generally one year.

•      The quorum requirement for any meeting shall be a majority of the members.

•      The secretary of the Audit Committee shall be the secretary of the company or any other individual appointed by the Board.

4.             MEETINGS

•      If deemed necessary, the Audit Committee may invite other individuals.

•      External auditors shall be invited, if needed, to make presentations to the Audit Committee.

•      The Committee shall meet at least four times a year. Special meetings may be held if needed. If deemed necessary, external auditors may invite members to attend any meeting.

•      The Audit Committee will meet with the external auditors at least once a year without management presence.

•      The minutes of each meeting shall be recorded.

5.             ROLE AND RESPONSIBILITIES

A.            Financial Information

(i)        Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

(ii)       Ask management and external auditors about significant risks and exposures and the plans to minimize such risks.

(iii)      Review the unaudited interim financial statements, the audited annual financial statements in addition to any documents which accompany such financial statements, such as the report of the external auditors, prior to filing or disclosure. Determine whether they are complete and consistent with the information known to Committee members, and assess whether the financial statements reflect appropriate accounting principles and recommend their approval to the Board of Directors.

(iv)      Review and recommend for approval by the Board, all public disclosure documents containing audited or unaudited financial information, including Management’s Discussion and Analysis of financial condition, all sections of the Annual Report and press releases concerning annual and interim financial results, and consider whether the information is adequate and consistent with members’ knowledge about the company and its operations.

(v)       Review the compliance of the President and Chief Executive Officer and of the Chief Financial Officer certification on the company’s controls and procedures disclosure of information and the attestation by management of the financial reports.

(vi)      Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures.

(vii)     Focus on judgmental areas such as those involving valuation of assets and liabilities including, for example, the accounting for and disclosure of: obsolete or slow-moving inventory; loan losses; warranty, product, and environmental liability; litigation reserves and other commitments and contingencies.

(viii)   Meet with management and the external auditors to review the financial statements and the results of the audit.

(ix)       Consider management’s handling of proposed audit adjustments identified by the external auditors.

(x)        Ensure that the external auditors communicate certain required matters to the Committee.

(xi)     Be briefed on how management develops and summarizes quarterly financial information, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis.

(xii)    Meet with management and, if a pre-issuance review was completed, with the external auditors, either by telephone or in person, to review the interim financial statements and the results of the review.

(xiii)  To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management on whether:

•      Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

•      Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company’s operations and financing practices;

•      Generally accepted accounting principles have been consistently applied;

•      There are any actual or proposed changes in accounting or financial reporting practices;

•      There are any significant or unusual events or transactions;

•      The company’s financial and operating controls are functioning effectively;

•      The company has complied with the terms and conditions of loan agreements or security indentures; and

•      The interim financial statements contain adequate and appropriate disclosures.

xiv)      Ensure that the external auditors communicate certain required matters to the Committee.

B.            External Audit

(i)        Review the professional qualification of the auditors (including background and experience of partner and auditing personnel).

(ii)       Consider the independence of the external auditor and any potential conflicts of interest.

(iii)      Review on an annual basis the performance of the external auditors and make recommendations to the Board for their compensation, their appointment, retention and termination of their appointment.

(iv)      Oversee the work of the external auditors, including the resolution of disagreements between management and the external auditors regarding financial reporting.

(v)       Make sure to receive periodic reports from the external auditors.

(vi)      Review the external auditors’ scope and plan of the annual audit, as well as the approach for the current year in light of the company’s present circumstances and changes in regulatory and other requirements.

(vii)     Annually, or more frequently as may be required, consult with the external auditors, without the presence of management, as to internal controls, the fullness and accuracy of the financial statements, any significant difficulties encountered during the course of the audit or access to required information, the quality of financial personnel, the level of co-operation received from management any unresolved material differences of opinion or disputes.

(viii)   Discuss with the external auditor the appropriateness of the accounting policies applied in the company’s financial reports and whether they are considered as aggressive, balanced or conservative.

(ix)       Approve all audit engagement fees and terms as well as reviewing policies for the provision of non-audit services by the external auditors and, when required, the framework for pre-approval of such services.

(x)        Review and approve the company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the company.

C.            Internal Control

(i)        Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring that all individuals possess an understanding of their roles and responsibilities.

(ii)       Understand the controls and processes implemented by management to ensure that the financial statements derive from the underlying financial systems, comply with relevant standards and requirements, and are subject to appropriate management review.

(iii)      Satisfy itself as to the adequacy of company’s review procedures regarding disclosure of other financial information.

(iv)      Gain an understanding of the current areas of financial risk and how these are being handled by the management.

(v)       Focus on the extent to which management reviews computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.

(vi)      Gain an understanding of whether internal control recommendations made by external auditors have been implemented by management.

(vii)     Ensure that the external auditors keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal control, and any other matter deemed appropriate.

(viii)  Establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

D.            Corporate governance

(i)        Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

(ii)       Periodically obtain updates from management, general counsel, and tax director regarding compliance.

(iii)      Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

(iv)      Review the findings of any examinations by regulatory agencies.

(v)       Ensure that a Code of Ethical Conduct is formalized in writing and that all employees are aware of it.

(vi)      Review periodically the content of the Code of Ethical Conduct and make sure employees are informed of amendments.

(vii)     Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Code of Ethical Conduct and the guidelines for acceptable business practices.

(viii)   Review the program for monitoring compliance with the Code of Ethical Conduct.

(ix)       Periodically obtain updates from management and general counsel regarding compliance.

E.             Other Responsibilities

(i)        Meet with the external auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

(ii)       Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.

(iii)      Review, with the company’s counsel, any legal matters that could have a significant impact on the company’s financial statements.

(iv)      Review the policies and procedures in effect for considering officers’ expenses and perquisites.

(v)       If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

(vi)      Perform other oversight functions as requested by the full Board.

(vii)     Regularly update the Board of Directors about Committee activities and make appropriate recommendations.

(viii)   Ensure the Board is aware of matters that may significantly impact on the financial condition or affairs of the business.

(ix)       Prepare any reports required by law or listing rules or requested by the Board, for example a report on the Audit Committee’s activities and duties to be included in the section on corporate governance in the Annual Report.

(x)        Prepare and review with the Board, in the manner the Committee deems appropriate, an annual performance evaluation of the Committee and its members, comparing its performance with the requirements of this charter.

(xi)       Review and update the Committee charter annually.

(xii)    Discuss any changes required to be made to this charter with the Board and ensure the charter and any such changes are approved by the Board.

Adopted and approved by the Board of Directors on May 5, 2000, and amended by the Board of Directors on each of February 26, 2004, February 28, 2006, March 4, 2008, March 10, 2009 and March 23, 2010.